FORM OF SUB-ADVISORY AGREEMENT

         AGREEMENT made as of December 8, 1999 by and between BT Investment Portfolios, a New York trust (herein called the "Trust") Deutsche Asset Management Inc. (herein called the "Investment Adviser") and Deutsche Asset Management Investment Services Limited (herein called the "Investment Subadviser")].

         WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940;

         WHEREAS, the Trust desires to retain the Investment Adviser to render investment advisory and other services to the Trust with respect to certain of its series of shares of beneficial interests as may currently exist or be created in the future (each, a "Portfolio") as listed on Exhibit A hereto, and the Investment Adviser is willing to so render such services on the terms hereinafter set forth;

         WHEREAS, the Investment Adviser desires to retain the Investment Subadviser to perform certain of the Investment Adviser's duties under this Agreement, and the Investment Subadviser is willing to so render such services on the terms hereinafter set forth;

         NOW, THEREFORE, this Agreement

                              W I T N E S S E T H:

         In consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. Appointment. The Investment Adviser hereby appoints the Investment Subadviser to act as investment adviser subadviser to each Portfolio for the period and on the terms set forth in this Agreement. The Investment Subadviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

         2. Management. Subject to the supervision of the Investment Adviser, the Investment Subadviser will provide a continuous investment program for the Portfolio, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Portfolio. The Investment Subadviser will determine from time to time what securities and other investments will be purchased, retained or sold by each Portfolio. The Investment Subadviser will provide the services rendered by it hereunder in accordance with the investment objective(s) and policies of each Portfolio as stated in the Portfolio's then-current prospectus and statement of additional information as filed with the Securities and Exchange Commission (the "SEC"). The Investment Subadviser further agrees that:

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                  (a) it will conform with all applicable rules and regulations of the SEC (herein called the "Rules") and with all applicable provisions of the Securities Act of 1933 (the "1933 Act"); as amended, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Investment Company Act of 1940, as amended (the "1940 Act"); and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and will, in addition, conduct its activities under this Agreement in accordance with applicable regulations of the Board of Governors of the Federal Reserve System pertaining to the investment advisory activities of bank holding companies and their subsidiaries;


                  (b) it will place orders pursuant to its investment determinations for each Portfolio either directly with the issuer or with any broker or dealer selected by it. In placing orders with brokers and dealers, the Investment Subadviser will use its reasonable best efforts to obtain the best net price and the most favorable execution of its orders, after taking into account all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. Consistent with this obligation, the Investment Subadviser may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and research services (within the meaning of Section 28(e) of the 1934 Act) to or for the benefit of any fund and/or other accounts over which the Investment Subadviser or any of its affiliates exercises investment discretion. Subject to the review of the Investment Adviser from time to time with respect to the extent and continuation of the policy, the Investment Subadviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for effecting a securities transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Investment Subadviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Investment Subadviser with respect to the accounts as to which it exercises investment discretion; and

                  (c) it will maintain books and records with respect to the securities transactions of each Portfolio and will render to the Investment Adviser such periodic and special reports as the Board may request.

         3. Subject to the provisions of this Agreement, the duties of the Investment Subadviser, the portion of portfolio assets that the Subadviser shall manage, and the fees to be paid the Investment Subadviser by the Investment Adviser under and pursuant to this Agreement may be adjusted from time to time by the Investment Adviser with and upon the approval of the Board and the members of the Trust's Board of Trustees who are not "interested persons," as defined in the Act.

         4. Services Not Exclusive. The investment advisory services rendered by the Investment Subadviser hereunder are not to be deemed exclusive, and the Investment Subadviser shall be


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free to render similar services to others so long as its services under this
Agreement are not impaired thereby.

         5. Books and Records. In compliance with the requirements of Rule 31a-3 of the Rules under the 1940 Act, the Investment Subadviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Investment Adviser any of such records upon request of the Investment Adviser. The Investment Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act and to comply in full with the requirements of Rule 204-2 under the Advisers Act pertaining to the maintenance of books and records.

         6. Expenses. During the term of this Agreement, the Investment Subadviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of purchasing securities (including brokerage commissions, if any) for the Portfolio.

         7. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, The Investment Adviser will pay the Investment Subadviser, and the Investment Subadviser will accept as full compensation therefor, fees, computed daily and payable monthly, on an annual basis equal to the percentage set forth on Exhibit A hereto of that Portfolio's average daily net assets.

         8. Limitation of Liability of the Investment Subadviser:
Indemnification.

                  (a) The Investment Subadviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by a Portfolio in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Subadviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement;

                  (b) Subject to the exceptions and limitations contained in
Section 8(c) below:

                        (i) the Investment Subadviser (hereinafter referred to as a "Covered Person") shall be indemnified by the respective Portfolio to the fullest extent permitted by law, against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved, as a party or otherwise, by virtue of his being or having been the Investment Subadviser of the Portfolio, and against amounts paid or incurred by him in the settlement thereof;

                        (ii) the words "claim," "action," "suit," or
"proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened while in office or thereafter, and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

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                  (c) No indemnification shall be provided hereunder to a
Covered Person:

                        (i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Investment Adviser or to one or more Portfolios' investors by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, or (B) not to have acted in good faith in the reasonable belief that his action was in the best interest of a Portfolio; or

                        (ii) in the event of a settlement, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

                                (A) by the court or other body approving the
settlement; or

                                (B) by at least a majority of those Trustees who
are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or

                                (C) by written opinion of independent legal
counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry); provided, however, that any investor in a Portfolio may, by appropriate legal proceedings, challenge any such determination by the Trustees or by independent counsel.

                  (d) The rights of indemnification herein provided may be insured against by policies maintained by the Investment Adviser, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the successors and assigns of such person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel and any other persons, other than a Covered Person, may be entitled by contract or otherwise under law.

                  (e) Expenses in connection with the preparation and presentation of a defense to any claim, suit or proceeding of the character described in subsection (b) of this Section 7 may be paid by the Investment Adviser on behalf of the respective Portfolio from time to time prior to final disposition thereto upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Investment Adviser on behalf of the respective Portfolio if it is ultimately determined that he is not entitled to indemnification under this Section 7; provided, however, that either (i) such Covered Person shall have provided appropriate security for such undertaking or (ii) the Investment Adviser shall be insured against losses arising out of any such advance payments, or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts as opposed to a trial-type inquiry or full investigation, that there is reason to believe that such Covered Person will be entitled to indemnification under this Section 7.

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         9. Duration and Termination. This Agreement shall be effective as to a
Portfolio as of the date the Portfolio commences investment operations after this Agreement shall have been approved by the Board of Trustees of the Trust with respect to that Portfolio and the Investor(s) in the Portfolio in the manner contemplated by Section 15 of the 1940 Act and, unless sooner terminated as provided herein, shall continue until the second anniversary of such date. Thereafter, if not terminated, this Agreement shall continue in effect as to such Portfolio for successive periods of 12 months each, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Trustees of the Trust who are not parties to this Agreement or Interested Persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, or (b) by Vote of a Majority of the Outstanding Voting Securities of the Trust; provided, however, that this Agreement may be terminated by the Trust at any time, without the payment of any penalty, by the Board of Trustees of the Trust, by Vote of a Majority of the Outstanding Voting Securities of the Trust on 60 days' written notice to the Investment Subadviser, or by the Investment Subadviser as to the Investment Adviser at any time, without payment of any penalty, on 90 days' written notice to the Investment Adviser. This Agreement will immediately terminate in the event of its assignment (as used in this Agreement, the terms "Vote of a Majority of the Outstanding Voting Securities," "Interested Person" and "Assignment" shall have the same meanings as such terms have in the 1940 Act and the rules and regulatory constructions thereunder.)

         10. Amendment of this Agreement. No material term of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of a material term of this Agreement shall be effective with respect to a Portfolio, until approved by Vote of a Majority of the Outstanding Voting Securities of that Portfolio.

         11. Representations and Warranties. The Investment Subadviser hereby represents and warrants as follows:

                  (a) The Investment Subadviser has all requisite authority to enter into, execute, deliver and perform its obligations under this Agreement;

                  (b) This Agreement is legal, valid and binding, and enforceable in accordance with its terms; and

                  (c) The performance by the Investment Subadviser of its obligations under this Agreement does not conflict with any law to which it is subject.

         12. Covenants. The Investment hereby covenants and agrees that, so long as this Agreement shall remain in effect:

                  (a) The Investment Subadviser shall remain either exempt from, or registered under, the registration provisions of the Advisers Act; and

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                  (b) The performance by the Investment Subadviser of its
obligations under this Agreement shall not conflict with any law to which it is then subject.

         13. Notices. Any notice required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (a) to the Investment Adviser, 885 Third Avenue, 32nd Floor, New York, New York 10022, (b) to the Subadviser, 20 Finsbury Circus, London, England EC2M 1NB, UK. (c) to the Trust, c/o Deutsche Asset Management, One South Street, Baltimore, Maryland 21202.

         14. Waiver. With full knowledge of the circumstances and the effect of its action, the Investment Subadviser hereby waives any and all rights which it may acquire in the future against the property of any investor in a Portfolio, other than shares in that Portfolio, which arise out of any action or inaction of the Investment Adviser under this Agreement.

         15. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the laws of the state of New York, without reference to principles of conflicts of law. The Trust is organized under the laws of New York pursuant to a Declaration of Trust dated. No Trustee, officer or employee of the Trust shall be personally bound by or liable hereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                                BT INVESTMENT PORTFOLIOS


                                                By: /s/ Daniel O. Hirsch
                                                    Name:  Daniel O. Hirsch
                                                    Title:  Secretary

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                                                DEUTSCHE ASSET MANAGEMENT, INC.


                                                By:
                                                    Name:
                                                    Title:


                                                DEUTSCHE ASSET MANAGEMENT
                                                INVESTMENT SERVICES LIMITED


                                                By:
                                                       Name:
                                                       Title:


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                                    EXHIBIT A

                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                           MADE AS OF DECEMBER 8, 1999
                                     BETWEEN
                         DEUTSCHE ASSET MANAGEMENT, INC.
           AND DEUTSCHE ASSET MANAGEMENT INVESTMENT SERVICES LIMITED


The fee for services will be such amount as is agreed to from time to time by Investment Adviser and Investment Sub-Adviser provided, however, that such fee will not exceed 100% of the fee being paid at any such time to Investment Adviser by the Portfolios.


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